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                                                                      EXHIBIT 11

                            ENVIROTEST SYSTEMS CORP.

             STATEMENT OF COMPUTATION OF PER SHARE EARNINGS (LOSS)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               1997         1996         1995
                                                             --------     --------     --------
Loss
Loss before extraordinary item.............................  $ (7,301)    $(25,064)    $(14,861)
Extraordinary Item.........................................     1,324           --           --
                                                             --------     --------     --------
Net loss...................................................  $ (8,625)    $(25,064)    $(14,861)
                                                             ========     ========     ========
Loss Per Common and Common Equivalent Share
Weighted average number of shares outstanding..............    16,439       16,552       16,059
Net effect of dilutive stock options based on the treasury
  stock method using the average market price of common
  stock (a)................................................        --           --           --
                                                             --------     --------     --------
Common stock and common stock equivalents..................    16,439       16,552       16,059
                                                             ========     ========     ========
Loss per common and common equivalent share:
Loss before extraordinary item.............................  $  (0.44)       (1.51)       (0.93)
Extraordinary Item.........................................     (0.08)          --           --
                                                             --------     --------     --------
Net loss...................................................  $  (0.52)    $  (1.51)    $  (0.93)
                                                             ========     ========     ========
Loss Per Common Share -- Assuming Full Dilution
Weighted average number of shares outstanding..............    16,439       16,552       16,059
Net effect of dilutive stock options based on the treasury
  stock method using the average market price of common
  stock (a)................................................        --           --           --
                                                             --------     --------     --------
Common stock and common stock equivalents..................    16,439       16,552       16,059
                                                             ========     ========     ========
Loss per common and common equivalent share:
Loss before extraordinary item.............................  $  (0.44)       (1.51)       (0.93)
Extraordinary Item.........................................     (0.08)          --           --
                                                             --------     --------     --------
Net loss...................................................  $  (0.52)    $  (1.51)    $  (0.93)
                                                             ========     ========     ========

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NOTES:

(a) These amounts are omitted in accordance with paragraph 40 of APB opinion No. 15 as it produces anti-dilutive results.